UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 23, 2015, YRC Worldwide Inc. (the “Company”) and certain of its subsidiaries entered into the following two amendments (the “Amendments”): (a) Amendment No. 2 to Credit Agreement (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of February 13, 2014, as amended prior to the date hereof, by and among the Company, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent and (b) Amendment No. 1 to Loan and Security Agreement (the “ABL Amendment”), which amends the Loan and Security Agreement, dated as of February 13, 2014, by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and RBS Citizens Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as agent.

The Amendments amend the relevant definition of “Change of Control” in each applicable agreement to provide that the Company’s board members who are approved or nominated by incumbent directors will be treated as continuing directors for purposes of whether there has been a Change of Control of the Company.

The foregoing descriptions of the Credit Agreement Amendment and the ABL Amendment do not purport to be complete, and are qualified in their entirety by reference to the full text of the Credit Agreement Amendment and the ABL Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement, by and among the Company, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent.

10.2	Amendment No. 1 to Loan and Security Agreement by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and RBS Citizens Business Capital as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller

Date: September 25, 2015

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